Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE
$_________

FOR VALUE RECEIVED, OriginOil, Inc., a Nevada corporation, (the “Borrower”) with approximately 17,300,000 common shares issued and outstanding, promises to pay to _______________, a ______________, or its assignees (the “Lender”) the Principal Sum along with the Interest and any other fees according to the terms herein (the “Note”). This Note shall become effective on ___________ (the “Effective Date”).

The Principal Sum is $_______ (_______________________) plus accrued and unpaid interest and any other fees. The Consideration is $_______ (_______________) payable by wire (there exists a $__________ original issue discount (the “OID”)). The Lender shall pay $__________ of Consideration upon closing of this Note. The Maturity Date is ninety (90) days from the Effective Date (the “Maturity Date”), unless extended according to Section 4 herein, and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.

1.            Interest. A one-time Interest charge of $________ shall be applied to the Principal Sum.

2.           Conversion. The Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Borrower (the “Common Stock”). The conversion price shall be the lesser of (a) $0.4375 per share of Common Stock or (b) Seventy Percent (70%) of the average of the three lowest closing prices in the 25 trading days prior to the conversion (the “Conversion Price”). The conversion formula shall be as follows: Number of shares of Common Stock receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. A conversion notice (the “Conversion Notice”) may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to the Lender, with respect to any variable or calculation of the Conversion Notice within 24 hours of delivery of the Conversion Notice, then the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Borrower shall deliver the shares of Common Stock from any conversion to the Lender (in any name directed by the Lender) within three (3) business days of conversion notice delivery. The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

3.           Conversion Floor. The Borrower has the right to enforce a conversion floor price of $0.4375 per share (the “Conversion Floor Price”). If Borrower receives a Conversion Notice in which the Conversion Price is less than the Conversion Floor Price and elects to enforce the Conversion Floor Price, then the Lender will incur a conversion loss, which the Borrower must make whole by paying the amount of the conversion loss by cash payment, and any such cash payment must be made by the third day from the time of the Conversion Notice. The conversion loss shall be defined as follows:

              Conversion Loss = [(High trade price on the day of conversion) x (Number of shares that would have been issued if there was no floor)] – [(High trade price on the day of conversion) x (number of shares being issued with the floor)].

In the event that any Borrower default occurs among any of the agreements between the Borrower and Lender, inclusive of the terms of conversion, the terms of this Section 3 shall automatically and permanently terminate.

In the event that the Borrower either (a) issues stock at any price in any type of issuance or sale including but not limited to sale, conversion, exchange, and compensation to any party (including the Lender) below the Conversion Floor Price, or (b) if the Borrower enters into any agreement that may in the future provide for such issuance at any price, in any type of issuance or sale including but not limited to sale, conversion, exchange, and compensation to any party (including the Lender) below the Conversion Floor Price, then the terms of this Section 3 shall automatically and permanently terminate. In the event that the Borrower enters into any agreement that provides for a floorless conversion, or floorless convertible, or floorless exchangeable security, then the terms of this Section 3 shall automatically and permanently terminate.

4.           Conversion Delays. If Borrower fails to deliver shares of Common Stock in accordance with the timeframe stated in Section 2, the Lender, at any time prior to selling all of those shares of Common Stock, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares of Common Stock and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower (under the Lender’s and the Borrower’s expectations that any returned conversion amounts shall tack back to the original date of this Note). In addition, for each conversion, in the event that shares of Common Stock are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty shall be added to the Principal Sum of this Note (under the Lender’s and the Borrower’s expectations that any penalty amounts shall tack back to the original date of this Note).

5.           Limitation of Conversions. In no event shall the Lender be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Lender upon, at the election of the Lender, not less than 61 days prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Lender, as may be specified in such notice of waiver).

6.           Extensions. If the Borrower fails to pay to the Lender the Principal Sum along with all unpaid interest and any other fees by the Maturity Date, then this Note shall be automatically extended in 30-day increments. An extension fee in the amount of 25% of the then outstanding principal, interest and other fees shall be added to the Principal Sum of this Note (the “Extension Fee”) for every extension. The Extension Fee shall be assessed at the beginning of every 30-day period after the Maturity Date until this Note is paid in full by the Borrower or fully converted into shares of Common Stock by the Lender. There shall be no additional extensions after 90 days from the Maturity Date and this Note shall then be immediately due and payable. The Borrower and the Lender agree that for the purpose of determining the holding period for Rule 144, the Extension Fee(s) shall tack back to the Effective Date of this Note.

7.           Payment. Borrower may not make partial payments but may pay this Note in full at any time, upon five (5) days written notice to the Lender. Within five (5) days of receiving the Borrower’s notice, the Lender shall elect to either (a) accept payment or (b) convert any amount of this Note into shares of Common Stock. If the Lender elects to convert part of this Note into shares of Common Stock, then the Borrower may pay the remaining balance of this Note.

8.           Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares of Common Stock issuable upon conversion of this Note unless such shares are eligible for resale under Rule 144. Failure to do so shall result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note.

9.           Terms of Future Financings. So long as this Note, or other convertible note transactions currently in effect between the Lender and Borrower, are outstanding (the “Outstanding Notes”), upon any issuance (including this Note) by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender in the Outstanding Notes, then such additional or more favorable term shall, at Lender’s option, become a part of any or all of the Outstanding Notes with the Lender. The Borrower shall promptly notify the Lender of any additional or more favorable terms and respond promptly to Lender’s periodic inquiry about any favorable additional terms. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion price, conversion look back periods, interest rates, original issue discounts, loan default fees, stock sale price, private placement price per share, and warrant coverage.

10.         Lender’s Representations. The Lender hereby represents and warrants to the Borrower that (i) it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (ii) it understands that this Note and the shares of Common Stock underlying this Note (collectively, the “Securities”) have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Lender’s investment intention; in this connection, the Lender hereby represents that it is purchasing the Securities for the Lender’s own account for investment and not with a view toward the resale or distribution to others, (iii) the Lender, if an entity, further represents that it was not formed for the purpose of purchasing the Securities, (iv) the Lender acknowledges that the issuance of this Note has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the issuance of this Note is intended to be exempt from the registration requirements of Section 4(2) of the Securities Act and Rule 506 of Regulation D, (v) the Lender agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available, and (vi) the Lender acknowledges receipt and careful review of this Note, the Borrower’s filings with the SEC (including without limitation, any risk factors included in the Borrower’s most recent Annual Report on Form 10-K), and any documents which may have been made available upon request as reflected therein, and hereby represents that it has been furnished by the Borrower with all information regarding the Borrower, the terms and conditions of the purchase and any additional information that the Lender has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Borrower concerning the Borrower and the terms and conditions of the purchase.

11.         Borrower’s Representations. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under this Note and to issue and sell this Note. All necessary proceedings of the Borrower have been duly taken to authorize the execution, delivery, and performance of this Note.  When this Note is executed and delivered by the Borrower, it will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

12.         Default. The following are events of default under this Note: (i) the Borrower shall fail to pay any principal under this Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under this Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as “DTC Eligible” or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC.

13.         Remedies. In the event of any default, the then outstanding principal amount, unpaid interest, fees and Conversion Loss (the “Note Amount”) shall become immediately due and payable at the Mandatory Default Amount. The Mandatory Default Amount shall be 200% of the Note Amount. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on the Mandatory Default Amount shall accrue at a default interest rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. While the Mandatory Default Amount is outstanding and default interest is accruing, the Lender shall have all rights as a holder of this Note until such time as the Lender receives full payment pursuant to this paragraph, or has converted all the remaining Mandatory Default Amount and any other outstanding fees and interest into Common Stock under the terms of this Note. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

14.         No Shorting. Lender agrees that so long as this Note from Borrower to Lender remains outstanding, Lender shall not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Borrower. Borrower acknowledges and agrees that upon delivery of a conversion notice by the Lender, the Lender immediately owns the shares of Common Stock described in the Conversion Notice and any sale of those shares issuable under such Conversion Notice would not be considered short sales.

15.         Assignability. The Borrower may not assign this Note. This Note shall be binding upon the Borrower and its successors and shall inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval subject to applicable securities laws.

16.         Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Clark County, in the State of Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

17.         Delivery of Process by the Lender to the Borrower. In the event of any action or proceeding by the Lender against the Borrower, and only by the Lender against the Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

18.         Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding shall be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

19.         Transfer Agent Instructions. In the event that an opinion of counsel, such as but not limited to a Rule 144 opinion, is needed for any matter related to this Note or the Common Stock the Lender has the right to have any such opinion provided by its counsel. If the Lender chooses to have its counsel provide such opinion, then the Lender shall provide the Borrower with written notice. Within three (3) business days of receiving written notice, the Borrower shall instruct its transfer agent to rely upon opinions from the Lender’s counsel (the “Transfer Agent Reliance Letter”). A penalty of $2,000 per day shall be assessed for each day after the third business day (inclusive of the day of request) until the Transfer Agent Reliance Letter is delivered. If the Lender requests that the Borrower’s counsel issue an opinion, then the Borrower shall cause the issuance of the requested opinion within three (3) business days. A penalty of $2,000 per day shall be assessed for each day after the third business day (inclusive of the day of request) until the requested opinion is delivered. The Lender and the Borrower agree that all penalty amounts shall be added to the Principal Sum of this Note and shall tack back to the Effective Date of this Note, with respect to the holding period under Rule 144. In the event that the Borrower proposes to replace its transfer agent, the Borrower shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Reliance Letter in a form as initially delivered pursuant to this Note. The Borrower warrants that it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for the Securities to be issued to the Lender and it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for the Securities when required by this Note. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note may be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of these provisions, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

20.         Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices shall be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

IN WITNESS WHEREOF, the authorized agents of the Borrower and the Lender have caused this Note to be duly executed as of the Effective Date.

OriginOil, Inc. (“Borrower”):

Riggs Eckelberry
President

(the “Lender”):